Exhibit 99.1
For further information, contact:
Danial J. Tierney, Executive Vice President
Office: (503) 943-2679
Fax: (503) 251-5473 / E-mail: dantierney@trm.com
TRM To Present Third Quarter 2005 Results
Portland, Oregon: November 9, 2005 – TRM Corporation (NASDAQ: TRMM) announced today that it will issue its earnings press release for the third quarter ended September 30, 2005 after the market closes on Monday, November 14, 2005. Senior management will host a conference call to discuss these results on Tuesday, November 15, 2005 at 9:00 a.m. ET.
The call will be webcast live over the Internet from the Company’s website at http://www.trm.com, and the webcast slide presentation will be available for download no later than 8:00 a.m. ET on November 15, 2005. The call will also be accessible over the phone by dialing 1-800-659-1942 (United States/Canada) or 1-617-614-2710 (all other countries), conference call code: 26111675.
For those unable to participate in the live call, the audio and slide presentation will be available via the TRM Corporation website following the conclusion of the call. A replay of the call will be available from 1:00 p.m. ET on November 15, 2005 to November 22, 2005, by dialing 1-888-286-8010 (United States/Canada) or 1-617-801-6888 (all other countries), conference call code: 11628352.
About TRM
TRM Corporation is a consumer services company that provides convenience ATM and photocopying services in high-traffic consumer environments. TRM’s ATM and copier customer base has grown to over 35,000 retailers throughout the United States and over 47,000 locations worldwide, including 6,500 locations across the United Kingdom and over 5,500 locations in Canada. TRM operates one of the largest multi-national ATM networks in the world, with over 22,000 locations deployed throughout the United States, Canada, Great Britain, including Northern Ireland, and Germany.
FORWARD LOOKING STATEMENTS
Statements made in this news release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, such as consumer demand for our services; access to capital; maintaining satisfactory relationships with our banking partners; technological change; our ability to control costs and expenses; competition and our ability to successfully implement our planned growth. Additional information on these factors, which could affect our financial results, is included in our SEC filings. Finally, there may be

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other factors not mentioned above or included in our SEC filings that could cause actual results to differ materially from those contained in any forward-looking statement. Undue reliance should not be placed on any forward-looking statement, which reflects management’s analysis only as of the date of the statement. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.
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